UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2004

CANCERVAX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2110 Rutherford Road, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

     This Current Report on Form 8-K is filed by CancerVax Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01. Amendment to Material Definitive Agreement.

     In November 1999, Cell-Matrix, Inc., a wholly owned subsidiary of the Company (“Cell Matrix”), entered into a collaboration agreement (the “Agreement”) with Applied Molecular Evolution, Inc., a Delaware corporation (“AME”), in San Diego, California to have AME humanize two of Cell-Matrix’s murine monoclonal antibodies. Pursuant to the Agreement, AME had the option to terminate the Agreement if Cell-Matrix failed to submit an Investigational New Drug (“IND”) application for one or more products that incorporate or are derived from one or more of the antibodies that are the subject of the Agreement (a “Product,” and if used in the plural, the “Products”) by November 29, 2004. In the event of such termination, Cell-Matrix would have been required to grant to AME an exclusive license under all of its patent rights relating to the antibodies that are the subject of the Agreement and Products for human and veterinary therapeutic and diagnostic applications. In addition, the Agreement obligated Cell-Matrix to pay AME a milestone payment upon submission of such IND application (the “Milestone Payment”). On October 15, 2004, Cell-Matrix, along with AME, which is now a wholly owned subsidiary of Eli Lilly and Company, amended and restated the Agreement (the “Amended Agreement”), pursuant to which the time period in which Cell-Matrix must submit an IND application for one or more Products was extended to February 28, 2006 and the time period by which Cell-Matrix must use its best efforts to obtain regulatory approval to market one or more Products in the United States was also extended. Notwithstanding these extensions, the Amended Agreement obligates Cell-Matrix to make the Milestone Payment on November 29, 2004. The Amended Agreement also gives AME a right of first negotiation to obtain from Cell-Matrix an exclusive license under Cell-Matrix’s intellectual property rights related to the making, using and selling of any Product should Cell-Matrix decide to negotiate with or seek a collaborator for the commercialization of such Product. The Amended Agreement also obligates Cell-Matrix to pay for the preparation, filing, prosecution, maintenance and enforcement of all patent applications directed at the antibodies that are the subject of the Amended Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1†	Amended and Restated Collaboration Agreement, dated as of October 15, 2004, by and between Cell-Matrix, Inc., a Nevada corporation and wholly owned subsidiary of the Company, and Applied Molecular Evolution.

†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION

Date: October 21, 2004
By: /s/ William R. LaRue

Name: William R. LaRue
Title: Chief Financial Officer